UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2014
Date of Report (Date of earliest event reported)

MONSTER ARTS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53266	27-1548306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

806 East Avenido Pico, Suite I-288 San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 542-6668
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

On February 20, 2014, the Board of Directors of Monster Arts Inc., a Nevada corporation (the “Company”) authorized an increase in the Company's shares of common stock from 750,000,000 to 5,000,000,000 shares of common stock, par value $0.001. On February 20, 2014, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to 5,000,000,000 shares of common stock, par value $0.001,(the “Increase in Authorized”). The Increase in Authorized was effective with the Nevada Secretary of State on February 20, 2014 when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding all of the total issued and outstanding shares of Series A preferred stock, which represented a majority of the total issued and outstanding voting shares on February 20, 2014.

The shares of preferred stock remain unchanged at 20,000,0000.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.3	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER ARTS INC.
DATE: April 25, 2014	By: /s/ Wayne Irving II Name: Wayne Irving II Title: President/Chief Executive Officer

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